Exhibit 3.2

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ACCELERON PHARMA INC.

Acceleron Pharma Inc., a Delaware corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.                                      This Corporation’s original Certificate of Incorporation was filed with the Secretary of State of Delaware on June 13, 2003 under the name “phoenix pharma, Inc.”

2.                                      This Corporation’s Certificate of Incorporation was amended and restated on February 4, 2004.

3.                                      This Corporation’s Amended and Restated Certificate of Incorporation was further amended on July 20, 2004 and December 19, 2005, amended and restated on July 28, 2006, October 23, 2007 and March 10, 2008, restated on March 24, 2008, amended on June 25, 2009 and November 6, 2009, amended and restated on December 3, 2009, amended on March 17, 2010 and amended and restated on June 10, 2010, and December 22, 2011.

4.                                      The Board of Directors of the Corporation, by written consent filed with the minutes of the Corporation, pursuant to Section 242 of the General Corporation Law of the State of Delaware duly adopted a resolution setting forth an amendment to the Amended and Restated Certificate of Incorporation of the Corporation, declaring such amendment to be advisable and calling for such amendment to be submitted to the stockholders of the Corporation for their approval.

5.                                      The proposed amendment has been consented to and authorized by the stockholders of the Corporation by written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

6.                                      The Amended and Restated Certificate of Incorporation is hereby amended as follows:

A.                                    The Amended and Restated Certificate of Incorporation is hereby further amended by adding the following paragraphs immediately following the first paragraph of Article Fourth, as amended by the Certificate of Amendment:

“Reverse Common Stock Split.  Effective upon the filing of this Certificate of Amendment with the Secretary of State of the State of Delaware (the “Effective Time”), each share of this Corporation’s Common Stock issued and outstanding immediately prior to the Effective Time (collectively, the “Pre-Split Common Stock”) shall automatically and without any action on the part of the holder thereof be reclassified as and reduced to one fourth (1/4) of one share of the Corporation’s Common Stock (such reduction and resulting combination of shares is designated as the “Reverse Common Stock Split”).  The par value of the corporation’s Common Stock following the Reverse Common Stock Split shall remain $.001 per share.  Each holder of a certificate or certificates of Pre-Split Common Stock shall be entitled to receive, upon surrender of such certificates to the Corporation’s transfer agent for cancellation, a new certificate or certificates for a number of shares equal to the aggregate number of shares of holder’s Pre-Split Common Stock divided by four and then rounded down to the nearest whole number.  No fractional shares will be issued in connection with or following the Reverse Common Stock Split. Each holder of Pre-Split Common Stock at the Effective Time who would otherwise be entitled to a fraction of a share shall, in lieu thereof and in accordance with Section 155 of the Delaware General Corporation Law, be entitled to receive an amount in cash to be determined in good faith by the board of directors of the Corporation equal to such fraction of a share multiplied by the fair value of a share of the Corporation’s Common Stock.

Reverse Series A Preferred Stock Split.  Effective upon the filing of this Certificate of Amendment with the Secretary of State of the State of Delaware (the “Effective Time”), each share of this Corporation’s Series A Preferred Stock issued and outstanding immediately prior to the Effective Time (collectively, the “Pre-Split Series A Preferred Stock”) shall automatically and without any action on the part of the holder thereof be reclassified as and reduced to one fourth (1/4) of one share of the Corporation’s Series A Preferred Stock (such reduction and resulting combination of shares is designated as the “Reverse Series A Preferred Stock Split”).  The par value of the corporation’s Series A Preferred Stock following the Reverse Series A Preferred Stock Split shall remain $.001 per share.  Each holder of a certificate or certificates of Pre-Split Series A Preferred Stock shall be entitled to receive, upon surrender of such certificates to the Corporation’s transfer agent for cancellation, a new certificate or certificates for a number of shares equal to the aggregate number of shares of holder’s Pre-Split Series A Preferred Stock divided by four and then rounded down to the nearest whole number.  No fractional shares will be issued in connection with or following the Reverse Series A Preferred Stock Split. Each holder of Pre-Split Series A Preferred Stock at the Effective Time who would otherwise be entitled to a fraction of a share shall, in lieu thereof and in accordance with Section 155 of the Delaware General Corporation Law, be entitled to receive an amount in cash to be determined in good faith by the board of directors of the Corporation equal to such fraction of a share multiplied by the fair value of a share of the Corporation’s Series A Preferred Stock.

Reverse Series B Preferred Stock Split.  Effective upon the filing of this Certificate of Amendment with the Secretary of State of the State of Delaware (the “Effective Time”), each share of this Corporation’s Series B Preferred Stock issued and outstanding immediately prior to the Effective Time (collectively, the “Pre-Split Series B Preferred Stock”) shall automatically and without any action on the part of the holder thereof be reclassified as and reduced to one fourth (1/4) of one share of the Corporation’s Series B Preferred Stock (such reduction and resulting combination of shares is designated as the “Reverse Series B Preferred Stock Split”).  The par value of the corporation’s Series B Preferred Stock following the Reverse Series B Preferred Stock Split shall remain $.001 per share.  Each holder of a certificate or certificates of Pre-Split Series B Preferred Stock shall be entitled to receive, upon surrender of such certificates to the Corporation’s transfer agent for cancellation, a new certificate or certificates for a number of shares equal to the aggregate number of shares of holder’s Pre-Split Series B Preferred Stock divided by four and then rounded down to the nearest whole number.  No fractional shares will be issued in connection with or following the Reverse Series B Preferred Stock Split. Each holder of Pre-Split Series B Preferred Stock at the Effective Time who would otherwise be entitled to a fraction of a share shall, in lieu thereof and in accordance with Section 155 of the Delaware General Corporation Law, be entitled to receive an amount in cash to be determined in good faith by the board of directors of the Corporation equal to such fraction of a share multiplied by the fair value of a share of the Corporation’s Series B Preferred Stock.

Reverse Series C Preferred Stock Split.  Effective upon the filing of this Certificate of Amendment with the Secretary of State of the State of Delaware (the “Effective Time”), each share of this Corporation’s Series C Preferred Stock issued and outstanding immediately prior to the Effective Time (collectively, the “Pre-Split Series C Preferred Stock”) shall automatically and without any action on the part of the holder thereof be reclassified as and reduced to one fourth (1/4) of one share of the Corporation’s Series C Preferred Stock (such reduction and resulting combination of shares is designated as the “Reverse Series C Preferred Stock Split”).  The par value of the corporation’s Series C Preferred Stock following the Reverse Series C Preferred Stock Split shall remain $.001 per share.  Each holder of a certificate or certificates of Pre-Split Series C Preferred Stock shall be entitled to receive, upon surrender of such certificates to the Corporation’s transfer agent for cancellation, a new certificate or certificates for a number of shares equal to the aggregate number of shares of holder’s Pre-Split Series C Preferred Stock divided by four and then rounded down to the nearest whole number.  No fractional shares will be issued in connection with or following the Reverse Series C Preferred Stock Split. Each holder of Pre-Split Series C Preferred Stock at the Effective Time who would otherwise be entitled to a fraction of a share shall, in lieu thereof and in accordance with Section 155 of the Delaware General Corporation Law, be entitled to receive an amount in cash to be determined in good faith by the board of directors of the Corporation equal to such fraction of a share multiplied by the fair value of a share of the Corporation’s Series C Preferred Stock.

Reverse Series C-1 Preferred Stock Split.  Effective upon the filing of this Certificate of Amendment with the Secretary of State of the State of Delaware (the “Effective Time”), each share of this Corporation’s Series C-1 Preferred Stock issued and outstanding immediately prior to the Effective Time (collectively, the “Pre-Split Series C-1 Preferred Stock”) shall automatically and without any action on the part of the holder thereof be reclassified as and reduced to one fourth (1/4) of one share of the Corporation’s Series C-1 Preferred Stock (such reduction and resulting combination of shares is designated as the “Reverse Series C-1 Preferred Stock Split”).  The par value of the corporation’s Series C-1 Preferred Stock following the Reverse Series C-1 Preferred Stock Split shall remain $.001 per share.  Each holder of a certificate or certificates of Pre-Split Series C-1 Preferred Stock shall be entitled to receive, upon surrender of such certificates to the Corporation’s transfer agent for cancellation, a new certificate or certificates for a number of shares equal to the aggregate number of shares of holder’s Pre-Split Series C-1 Preferred Stock divided by four and then rounded down to the nearest whole number.  No fractional shares will be issued in connection with or following the Reverse Series C-1 Preferred Stock Split. Each holder of Pre-Split Series C-1 Preferred Stock at the Effective Time who would otherwise be entitled to a fraction of a share shall, in lieu thereof and in accordance with Section 155 of the Delaware General Corporation Law, be entitled to receive an amount in cash to be determined in good faith by the board of directors of the Corporation equal to such fraction of a share multiplied by the fair value of a share of the Corporation’s Series C-1 Preferred Stock.

Reverse Series D Preferred Stock Split.  Effective upon the filing of this Certificate of Amendment with the Secretary of State of the State of Delaware (the “Effective Time”), each share of this Corporation’s Series D Preferred Stock issued and outstanding immediately prior to the Effective Time (collectively, the “Pre-Split Series D Preferred Stock”) shall automatically and without any action on the part of the holder thereof be reclassified as and reduced to one fourth (1/4) of one share of the Corporation’s Series D Preferred Stock (such reduction and resulting combination of shares is designated as the “Reverse Series D Preferred Stock Split”).  The par value of the corporation’s Series D Preferred Stock following the Reverse Series D Preferred Stock Split shall remain $.001 per share.  Each holder of a certificate or certificates of Pre-Split Series D Preferred Stock shall be entitled to receive, upon surrender of such certificates to the Corporation’s transfer agent for cancellation, a new certificate or certificates for a number of shares equal to the aggregate number of shares of holder’s Pre-Split Series D Preferred Stock divided by four and then rounded down to the nearest whole number.  No fractional shares will be issued in connection with or following the Reverse Series D Preferred Stock Split. Each holder of Pre-Split Series D Preferred Stock at the Effective Time who would otherwise be entitled to a fraction of a share shall, in lieu thereof and in accordance with Section 155 of the Delaware General Corporation Law, be entitled to receive an amount in cash to be determined in good faith by the board of directors of the Corporation equal to such fraction of a share multiplied by the fair value of a share of the Corporation’s Series D Preferred Stock.

Reverse Series D-1 Preferred Stock Split.  Effective upon the filing of this Certificate of Amendment with the Secretary of State of the State of Delaware (the “Effective Time”), each share of this Corporation’s Series D-1 Preferred Stock issued and outstanding immediately prior to the Effective Time (collectively, the “Pre-Split Series D-1 Preferred Stock”) shall automatically and without any action on the part of the holder thereof be reclassified as and reduced to one fourth (1/4) of one share of the Corporation’s Series D-1 Preferred Stock (such reduction and resulting combination of shares is designated as the

“Reverse Series D-1 Preferred Stock Split”).  The par value of the corporation’s Series D-1 Preferred Stock following the Reverse Series D-1 Preferred Stock Split shall remain $.001 per share.  Each holder of a certificate or certificates of Pre-Split Series D-1 Preferred Stock shall be entitled to receive, upon surrender of such certificates to the Corporation’s transfer agent for cancellation, a new certificate or certificates for a number of shares equal to the aggregate number of shares of holder’s Pre-Split Series D-1 Preferred Stock divided by four and then rounded down to the nearest whole number.  No fractional shares will be issued in connection with or following the Reverse Series D-1 Preferred Stock Split. Each holder of Pre-Split Series D-1 Preferred Stock at the Effective Time who would otherwise be entitled to a fraction of a share shall, in lieu thereof and in accordance with Section 155 of the Delaware General Corporation Law, be entitled to receive an amount in cash to be determined in good faith by the board of directors of the Corporation equal to such fraction of a share multiplied by the fair value of a share of the Corporation’s Series D-1 Preferred Stock.

Reverse Series E Preferred Stock Split.  Effective upon the filing of this Certificate of Amendment with the Secretary of State of the State of Delaware (the “Effective Time”), each share of this Corporation’s Series E Preferred Stock issued and outstanding immediately prior to the Effective Time (collectively, the “Pre-Split Series E Preferred Stock”) shall automatically and without any action on the part of the holder thereof be reclassified as and reduced to one fourth (1/4) of one share of the Corporation’s Series E Preferred Stock (such reduction and resulting combination of shares is designated as the “Reverse Series E Preferred Stock Split”).  The par value of the corporation’s Series E Preferred Stock following the Reverse Series E Preferred Stock Split shall remain $.001 per share.  Each holder of a certificate or certificates of Pre-Split Series E Preferred Stock shall be entitled to receive, upon surrender of such certificates to the Corporation’s transfer agent for cancellation, a new certificate or certificates for a number of shares equal to the aggregate number of shares of holder’s Pre-Split Series E Preferred Stock divided by four and then rounded down to the nearest whole number.  No fractional shares will be issued in connection with or following the Reverse Series E Preferred Stock Split. Each holder of Pre-Split Series E Preferred Stock at the Effective Time who would otherwise be entitled to a fraction of a share shall, in lieu thereof and in accordance with Section 155 of the Delaware General Corporation Law, be entitled to receive an amount in cash to be determined in good faith by the board of directors of the Corporation equal to such fraction of a share multiplied by the fair value of a share of the Corporation’s Series E Preferred Stock.

Reverse Series F Preferred Stock Split.  Effective upon the filing of this Certificate of Amendment with the Secretary of State of the State of Delaware (the “Effective Time”), each share of this Corporation’s Series F Preferred Stock issued and outstanding immediately prior to the Effective Time (collectively, the “Pre-Split Series F Preferred Stock”) shall automatically and without any action on the part of the holder thereof be reclassified as and reduced to one fourth (1/4) of one share of the Corporation’s Series F Preferred Stock (such reduction and resulting combination of shares is designated as the “Reverse Series F Preferred Stock Split”).  The par value of the corporation’s Series F Preferred Stock following the Reverse Series F Preferred Stock Split shall remain $.001 per share.  Each holder of a certificate or certificates of Pre-Split Series F Preferred Stock shall be entitled to receive, upon surrender of such certificates to the Corporation’s transfer agent for cancellation, a new certificate or certificates for a number of shares equal to the aggregate number of shares of holder’s Pre-Split Series F Preferred Stock divided by four and then rounded down to the nearest whole number.  No fractional shares will be issued in connection with or following the Reverse Series F Preferred Stock Split. Each holder of Pre-Split Series F Preferred Stock at the Effective Time who would otherwise be entitled to a fraction of a share shall, in lieu thereof and in accordance with Section 155 of the Delaware General Corporation Law, be entitled to receive an amount in cash to be determined in good faith by the board of directors of the Corporation equal to such fraction of a share multiplied by the fair value of a share of the Corporation’s Series F Preferred Stock.

No economic impact.  For the avoidance of doubt, the number of shares of the Corporation’s Common Stock issuable upon conversion of a share of any series of  Preferred Stock, after giving effect to the combinations described herein, shall not be changed as a result of such combinations.”

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment of Amended and Restated Certificate of Incorporation to be executed by John Knopf, its Chief Executive Officer, this                  day of                                 , 2013.

ACCELERON PHARMA INC.

By:
John Knopf, Chief Executive Officer